Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of the 8th day of January, 2007 (the “Effective Date”) by and between Targeted Genetics Corporation, a Washington corporation, with its principal office at 1100 Olive Way Suite 100, Seattle, WA 98101 (the “Company”), and the several purchasers identified in the attached Exhibit A (individually, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company desires to issue and sell to the Purchasers an aggregate of (i) approximately 2,180,000 shares (the “Shares”) of the authorized but unissued shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”); and (ii) warrants in the form attached as Exhibit B to purchase an aggregate of approximately 763,000 shares of Common Stock (each, a “Warrant,” and collectively, the “Warrants”); and

WHEREAS, the Purchasers, severally, wish to purchase the Shares and the Warrants on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.  Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a)  “Affiliate” of a party means any corporation or other business entity controlled by, controlling or under common control with such party. For this purpose “control” shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity.

(b)  “Agreement” means this Securities Purchase Agreement.

(c)  “Closing Date” means the date of the Closing.

(d)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

(e)  “Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of the date hereof, among the Company and the Purchasers.

(f)  “Operative Agreements” shall mean the Registration Rights Agreement and the Warrant together with this Agreement.

(g)  “Supermajority Purchasers” shall mean Purchasers which, at any given time, hold greater than sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding Shares, that have not been resold pursuant to an effective registration statement under the Securities Act or Rule 144 under the Securities Act.

(h)  Material Adverse Effect shall mean a material adverse change in the assets, liabilities (contingent or other), affairs, operations or financial condition of the Company.

(i)  “Rules and Regulations” shall mean the rules and regulations of the SEC.

(j)  “SEC” shall mean the Securities and Exchange Commission.

(k)  “SEC Documents” shall have the meaning set forth in Section 3.27 below.

(l)  “Securities” shall mean the Shares, the Warrants and the Underlying Shares.

(m)  “Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

(n)  “Underlying Shares” shall mean the shares of Common Stock issuable upon exercise of the Warrants.

2.  Purchase and Sale of Securities.

2.1  Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally, hereby agrees to purchase from the Company, at the Closing (as defined below), (i) the number of shares of Common Stock set forth opposite the name of such Purchaser under the heading “Number of Shares to be Purchased” on Exhibit A hereto, at a purchase price of $4.00 per share and (ii) a Warrant to purchase .35 share of Common Stock for every one Share purchased by the Purchaser at a purchase price per Underlying Share of $0.0 and having an exercise price of $5.41 per Underlying Share. The total purchase price payable by each Purchaser for the Securities that such Purchaser is hereby agreeing to purchase is set forth opposite the name of such Purchaser under the heading “Aggregate Purchase Price” on Exhibit A hereto. The aggregate purchase price payable by the Purchasers to the Company for all of the Securities shall be approximately $8,720,000.

2.2  Closing. The purchase and sale of the Securities to be sold pursuant to this Agreement shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, counsel to the Company, at 719 Second Avenue, Suite 900, Seattle, Washington 98104, at 10:00 a.m., on January 11, 2007, or at such other time and place as the Company and the Supermajority Purchasers agree upon orally or in writing (which time and place are designated as the “Closing”). At the Closing, the Company shall deliver to each Purchaser a single stock certificate and a single Warrant representing the number of Securities purchased by such Purchaser, each to be registered in the name of such Purchaser, or in such nominee’s or nominees’ name(s) as designated by such Purchaser in writing in the form of the Investor Questionnaire attached hereto as Appendix I, against payment of the purchase price therefor by wire transfer of immediately available funds to such account or accounts as the Company shall designate in writing.

3.  Representations and Warranties of the Company. Except as otherwise described in the SEC Documents (as defined below), the Company hereby represents and warrants to each of the Purchasers as follows:

3.1  Incorporation. The Company is a corporation duly organized, validly existing under the laws of the state of Washington and is qualified to do business and in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect. Except for short-term investments, the Company does not own any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, limited liability company, joint venture, association or other entity. Complete and correct copies of the Company’s Amended and Restated Articles of Incorporation (the “Restated Articles”) and its Amended and Restated Bylaws (the “Bylaws”) as in effect on the date hereof have been filed by the Company with the SEC. The Company has all requisite corporate power and authority to carry on its business as now conducted.

3.2  Authority. The Company has all requisite corporate power and authority to enter into this Agreement and the other Operative Agreements and to perform the transactions contemplated hereby and thereby. The Operative Agreements have been duly authorized, executed and delivered by the Company and are valid and binding agreements on the part of the Company, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. The execution and delivery of the Operative Agreements by the Company and the consummation of the transactions contemplated thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Restated Articles or Bylaws, (ii) any material bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its property is bound or (iii) except as would not have a Material Adverse Effect, any judgment, order, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, approval, authorization or order of or qualification with any Government Entity is required for the execution and delivery of this Agreement or the other Operative Agreements and the consummation by the Company of the transactions herein and therein contemplated, except such consents (i) that will be obtained prior to the Closing Date and (ii) as may be required under the Securities Act, the Exchange Act (if applicable), the Rules and Regulations, or under state or other securities or blue sky laws or the National Association of Securities Dealers, Inc. (the “NASD”), all of which requirements will be satisfied in all material respects at or prior to the Closing Date.

3.3  Absence of Litigation or Proceeding. There is no action, suit or proceeding or, to the Company’s knowledge, any investigation, pending, or to the Company’s knowledge, threatened by or before any court, governmental body or regulatory agency against the Company that is required to be disclosed in the SEC Documents and is not so disclosed. The Company has not received any written or oral notification of, or request for information in connection with, any formal or informal inquiry, investigation or proceeding from the SEC or the NASD.

3.4  Capitalization. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and have not been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The authorized capital stock of the Company consists of (i) 18,000,000 shares of Common Stock, of which approximately 10,921,736 shares are outstanding on the date hereof and (ii) 600,000 shares of preferred stock, none of which no shares are outstanding on the date hereof. Except for options to purchase Common Stock or other equity awards issued to employees and consultants of the Company pursuant to the employee benefit plans disclosed in the SEC Documents and outstanding warrants to purchase Common Stock disclosed in the SEC Documents, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests. There are no voting agreements or other similar arrangements with respect to the Common Stock to which the Company is a party.

3.5  Valid Issuance of Securities. The Securities being purchased by the Purchasers hereunder will, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, and the Shares will, upon issuance pursuant to the terms hereof, be fully paid and nonassessable. The Underlying Shares have been duly and validly authorized and reserved for issuance and, upon exercise of the Warrants in accordance with their terms, including payment of the exercise price therefore, the Underlying Shares will be validly issued, fully paid and nonassessable. Except as disclosed in the SEC Documents, the Company has granted no preemptive rights, co-sale rights, rights of first refusal or other similar rights to subscribe for or to purchase the Company’s capital stock exist with respect to the issuance and sale of the Securities by the Company pursuant to this Agreement and the terms of the Warrants. No shareholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the registration statement to be filed by the Company pursuant to the Registration Rights Agreement (the “Registration Statement”).

3.6  Accountants. Ernst & Young LLP, whose report on the financial statements of the Company is filed with the SEC in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, are independent registered public accountants as required by the Securities Act and the Rules and Regulations. Except as described in the SEC Documents and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, to the Company’s knowledge, Ernst & Young LLP has not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company.

3.7  Financial Statements. The financial statements of the Company, together with the related schedules and notes: (i) present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified; (ii) have been prepared in compliance with requirements of the Securities Act and the Rules and Regulations and in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods presented and the schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein (provided, however, that the statements that are unaudited are subject to normal year-end adjustments and do not contain certain footnotes required by generally accepted accounting principles); (iii) comply with the antifraud provisions of the federal securities laws; and (iv) describe accurately, in all material respects, the controlling principles used to form the basis for their presentation. There are no financial statements (historical or pro forma) and/or related schedules and notes that are required to be included in the SEC Documents that are not included as required by the Securities Act, the Exchange Act and/or the Rules and Regulations.

3.8  No Changes. Except as disclosed in the SEC Documents, subsequent to September 30, 2006 there has not been (i) any change, development or event that might reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (ii) any transaction that is material to the Company, (iii) any obligation, direct or contingent, that is material to the Company, incurred by the Company, (iv) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or (vi) any loss or damage (whether or not insured) to the property of the Company that has been sustained or will have been sustained that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.9  Property.

(a)  Except as set forth in the SEC Documents: (i) the Company has good and marketable title to all properties and assets described in the SEC Documents as owned by it free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, whether imposed by agreement, contract, understanding, law, equity or otherwise, except for Permitted Liens (as defined below) or where any failure to have good and marketable title to such properties and assets, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (ii) the Company has valid and enforceable leases, including without limitation any leases that are the subject of any sale and leaseback arrangement, for all properties described in the SEC Documents as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. Except as set forth in the SEC Documents, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted. A “Permitted Lien” shall mean (i) liens for taxes not yet due, (ii) mechanics liens and similar liens for labor, materials or supplies incurred in the ordinary course of business for amounts that are not delinquent and (iii) any liens that individually or in the aggregate are not material.

(b)  The Company owns or has valid, binding and enforceable licenses or other rights to use the patents and patent applications, inventions, copyrights, trademarks, service marks, trade names, service names, technology and know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses) necessary to conduct its business in the manner described in the SEC Documents (collectively, the “Company Intellectual Property”), except for any Company Intellectual Property the absence of which, individually or in the aggregate, would not have a Material Adverse Effect. The Company Intellectual Property is free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, whether imposed by agreement, contract, understanding, law, equity or otherwise, except for Permitted Liens or where any failure to have such adequate licenses or other rights of use to such Intellectual Property, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is not obligated to pay a royalty, grant a license or provide other consideration to any third party in connection with the Company Intellectual Property other than as disclosed in the SEC Documents. Except as disclosed in the SEC Documents or as would not have a Material Adverse Effect, (i) the Company has not received any notice of infringement or conflict with asserted rights of others with respect to any Company Intellectual Property, (ii) the conduct of the business of the Company in the manner described in the SEC Documents does not and will not, to the knowledge of the Company, infringe, interfere or conflict with any valid issued patent claim or other intellectual property right of any third party and (iii) no third party, including any academic or governmental organization, possesses or could obtain rights to the Company Intellectual Property which, if exercised, could enable such party to develop products competitive to those of the Company. Except as disclosed in the SEC Documents, the Company has not received any notice or has any knowledge of (i) any potential infringement or misappropriation by others of the Company Intellectual Property or (ii) any intellectual property of others that potentially conflicts or interferes with the Company Intellectual Property, that might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Company’s knowledge, no claim of any patent or patent application (assuming the claims of patent applications issue as currently pending) included in the Company Intellectual Property is unenforceable or invalid, except for such unenforceability or invalidity that would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Each former and current employee and independent contractor of the Company has signed and delivered one or more written contracts with the Company pursuant to which such employee or independent contractor assigns to the Company all of his, her or its rights in and to any inventions, discoveries, improvements, works of authorship, know-how or information made, conceived, reduced to practice, authored or discovered in the course of employment by or performance of services for the Company and any and all patent rights, copyrights, trademark and other intellectual property rights therein or thereto.

3.10  Tax Returns. The Company has timely filed all federal, state and foreign income and franchise tax returns required to be filed by the Company on or prior to the date hereof, and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the Company’s knowledge, might be asserted against the Company that might reasonably be expected to have a Material Adverse Effect. All tax liabilities are adequately provided for on the books of the Company.

3.11  Internal Controls. The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.12  Audit Committee. The Company’s Board of Directors has validly appointed an Audit Committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of the National Association of Securities Dealers, Inc. (the “NASD Rules”) and the Board of Directors and/or the Audit Committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules. The Audit Committee has reviewed the adequacy of its charter within the past 12 months.

3.13  Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act). Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company is in compliance in all material respects with all provisions currently in effect and applicable to the Company of the Sarbanes-Oxley Act of 2002, and all rules and regulations promulgated thereunder or implementing the provisions thereof.

3.14  Insurance. The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts it reasonably believes to be adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering the acts and omissions of directors and officers, real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that might not reasonably be expected to have a Material Adverse Effect.

3.15  Losses. The Company has not sustained since September 30, 2006 any losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than any losses or interferences which might not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.16  Labor Disputes. No labor dispute with employees of the Company exists or, to the Company’s knowledge, is imminent which might reasonably be expected to have a Material Adverse Effect. No collective bargaining agreement exists with any of the Company’s employees and, to the Company’s knowledge, no such agreement is imminent.

3.17  NASDAQ Capital Market. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the NASDAQ Capital Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Capital Market. The Company has not received any notification that the SEC or the NASDAQ Stock Market LLC is contemplating terminating such registration or listing. The Company has taken all actions necessary to list the Securities for quotation on the NASDAQ Capital Market. The Company is in compliance in all material respects with all corporate governance requirements of the NASDAQ Capital Market. The Company shall comply with all requirements of the NASD with respect to the issuance of the Shares and the listing of the Shares on the NASDAQ Capital Market.

3.18  Investment Company Status. The Company is not and upon consummation of the sale of the Securities will not be an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

3.19  Offering Materials. Other than the SEC Documents and the Operative Agreements (collectively, the “Offering Materials”), the Company has not distributed and, prior to the Closing Date, will not distribute, any offering materials in connection with the offering and sale of the Securities. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would require the offer, issuance or sale of the Shares, as contemplated by this Agreement, to be registered under Section 5 of the Securities Act.

3.20  No Manipulation of Stock. Neither the Company nor, to its knowledge, any of its affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

3.21  ERISA. The Company is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where a failure to so comply might not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; to the Company’s knowledge, no unwaivable “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

3.22  Environmental. Except as set forth in the SEC Documents: (i) the Company is in material compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to its business; (ii) the Company has not received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the SEC Documents; (iii), to the Company’s knowledge, the Company is not currently required to make future material capital expenditures to comply with Environmental Laws; and (iv) to the Company’s knowledge, no property that is owned, leased or occupied by the Company has been designated a Superfund site pursuant to the Comprehensive Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

3.23  Outstanding Loans to Officers or Directors. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them.

3.24  Sales or Issuances. The Company has not sold or issued any shares of Common Stock during the six-month period preceding the Applicable Time, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Act, other than shares issued in a public offering pursuant to a valid and effective registration statement filed with the SEC or shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

3.25  Regulatory Compliance.

(a)  The Company possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as currently conducted, including without limitation all such certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except where the failure to so possess such certificates, authorizations and permits, individually or in the aggregate, would not result in a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(b)  Except to the extent disclosed in the General Disclosure Package, the Company has not received any written notices or statements from the FDA, the European Medicines Agency (the “EMEA”) or any other governmental agency, and otherwise has no knowledge or reason to believe, that (i) any new drug application or marketing authorization application for any product or potential product of the Company is or has been rejected or determined to be non-approvable or conditionally approvable; (ii) a delay in time for review and/or approval of a marketing authorization application or marketing approval application in any other jurisdiction for any product or potential product of the Company is or may be required, requested or being implemented; (iii) one or more clinical studies for any product or potential product of the Company shall or may be requested or required in addition to the clinical studies described in the SEC Documents as a precondition to or condition of issuance or maintenance of a marketing approval for such product or potential product; (iv) any license, approval, permit or authorization to conduct any clinical trial of or market any product or potential product of the Company has been, will be or may be suspended, revoked, modified or limited, except in the cases of clauses (i), (ii), (iii) and (iv) where such rejections, determinations, delays, requests, suspensions, revocations, modifications or limitations might not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)  To the Company’s knowledge, the preclinical and clinical testing, application for marketing approval of, manufacture, distribution, promotion and sale of the products and potential products of the Company is in compliance, in all material respects, with all laws, rules and regulations applicable to such activities, including without limitation applicable good laboratory practices, good clinical practices and good manufacturing practices, except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect. The descriptions of the results of such tests and trials contained in the SEC Documents are accurate in all material respects. The Company has not received notice of adverse finding, warning letter or clinical hold notice from the FDA or any non-U.S. counterpart of any of the foregoing, or any untitled letter or other correspondence or notice from the FDA or any other governmental authority or agency or any institutional or ethical review board alleging or asserting noncompliance with any law, rule or regulation applicable in any jurisdiction, except notices, letters, and correspondences and non-U.S. counterparts thereof alleging or asserting such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field correction, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action relating to an alleged or potential lack of safety or efficacy of any product or potential product of the Company, any alleged product defect of any product or potential product of the Company, or any violation of any material applicable law, rule, regulation or any clinical trial or marketing license, approval, permit or authorization for any product or potential product of the Company, and the Company is not aware of any facts or information that would cause it to initiate any such notice or action and has no knowledge or reason to believe that the FDA, the EMEA or any other governmental agency or authority or any institutional or ethical review board or other non-governmental authority intends to impose, require, request or suggest such notice or action.

3.26  Lock-Up Agreements. The Company has caused each executive officer listed on Schedule I hereto to furnish to the Purchasers, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Purchasers (the “Lock-up Agreements”), pursuant to which such person shall agree not to, directly or indirectly, for a period (the “Lock-up Period”) commencing on the date of this Agreement and ending on the close of business on the thirtieth (30th) day after the date of the effectiveness of a resale registration statement filed pursuant to the terms of the Registration Rights Agreement (the “Effective Date of the S-3”), offer, sell, pledge, contract to sell, grant any option to purchase, grant a security interest in, hypothecate or otherwise sell or dispose of (collectively, a “Transfer”) any shares of Common Stock (including without limitation, shares of Common Stock that may be deemed to be beneficially owned by such person in accordance with the Rules and Regulations and shares of Common Stock that may be issued upon the exercise of a stock option or warrant) or any securities convertible into, derivative of or exchangeable or exercisable for Common Stock (collectively, “Covered Securities”), owned directly by such person or as to which such person has the power of disposition, in any such case whether owned as of the date of such letter or acquired thereafter, except for such Transfers that are expressly permitted by the Lock-up Agreements. The foregoing restrictions have been expressly agreed to preclude the holder of the Covered Securities from engaging in any hedging or other transaction, as more fully described in the Lock-up Agreements. Furthermore, such person has also agreed and consented to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of the Covered Securities held by such person except in compliance with this restriction. The Company hereby represents and warrants that it will not release, prior to the expiration of the Lock-up Period, any of its officers from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of the Supermajority Purchasers.

3.27  SEC Documents. The Company has made available (including via EDGAR) to each Purchaser, a true and complete copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006, the Company’s definitive proxy statement for the Annual Meeting held on May 8, 2006 and the Company’s Current Reports on Form 8-K filed after December 31, 2005 and before the date hereof. The Company will, promptly upon the filing thereof, also make available (including via EDGAR) to each Purchaser all statements, reports (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), and definitive proxy statements filed by the Company with the SEC during the period commencing on the date hereof and ending on the Closing Date (all such materials required to be furnished to each Purchaser pursuant to this sentence or pursuant to the next preceding sentence of this Section 3.27 being called, collectively, the “SEC Documents”). The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and none of the SEC Documents, as of their respective filing dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed SEC Document.

3.28  Brokers or Finders. Except for Pacific Growth Equities, Inc., the Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement, and, except for certain fees and expenses payable by the Company to Pacific Growth Equities, Inc., the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.29  No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances within the prior six months that would require registration under the Securities Act of the issuance of the Securities to the Purchasers.

3.30  No General Solicitation. Neither the Company nor, to the knowledge of the Company, any person acting for the Company, has conducted any “general solicitation” (as such term is defined in Regulation D) with respect to any of the Securities being offered hereby. The Company will not distribute any offering material in connection with the sale of the Securities prior to the Closing Date, other than this Agreement, the Registration Rights Agreement and the SEC Documents.

4.  Representations and Warranties of the Purchasers. Each Purchaser severally for itself, and not jointly with the other Purchasers, represents and warrants to the Company as follows:

4.1  Authorization. All action on the part of such Purchaser and, if applicable, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of the Operative Agreements and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered, each of the Operative Agreements will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. Such Purchaser has all requisite corporate power to enter into each of the Operative Agreements and to carry out and perform its obligations under the terms of the Operative Agreements. Such Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities for an indefinite period of time. The Purchaser acknowledges that the Placement Agent has made no representations or warranties regarding the Company; the Purchaser agrees that neither the Placement Agent nor any of its controlling persons, Affiliates, directors, officers, employees or consultants shall have any liability to the Purchaser or any person asserting claims on behalf of or in right of the Purchaser for any losses, claims, damages, liabilities or expenses arising out of or relating to this Agreement or the Purchaser’s purchase of Securities.

4.2  Purchase Entirely for Own Account. Such Purchaser is acquiring the Securities being purchased by it hereunder for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act. Such Purchaser has not entered into an agreement or understanding with any other party to resell or distribute such Securities.

4.3  Investor Status; Etc. Such Purchaser certifies and represents to the Company that it is now, and at the time such Purchaser acquires any of the Securities, such Purchaser will be, an “Accredited Investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Securities. Such Purchaser’s financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of its entire investment. Such Purchaser has received, reviewed and considered all information it deems necessary in making an informed decision to make an investment in the Securities and has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

4.4  Confidential Information. Each Purchaser understands that any information, other than the SEC Documents, provided to such Purchaser by the Company, including, without limitation, the existence and nature of all discussions and presentations, if any, regarding this offering and the Operative Agreements, is strictly confidential and proprietary to the Company and is being submitted to the Purchaser solely for such Purchaser’s confidential use in connection with its investment decision regarding the Securities. Such Purchaser agrees to use such information for the sole purpose of evaluating a possible investment in the Securities and such Purchaser hereby acknowledges that it is prohibited from reproducing or distributing such information, the Operative Agreements, or any other offering materials, in whole or in part, or divulging or discussing any of their contents except for use internally and by its legal counsel and except as required by law or legal process. Such Purchaser understands that the federal securities laws prohibit any person who possesses material nonpublic information about a company from trading in securities of such company.

4.5  Shares Not Registered. Such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

4.6  No Conflict. The execution and delivery of the Operative Agreements by such Purchaser and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser, (ii) any material agreement or instrument, permit, franchise, or license or (iii) any judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

4.7  Brokers. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

4.8  Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing.

4.9  Acknowledgments Regarding Placement Agent. Each Purchaser acknowledges that Pacific Growth Equities, Inc. is acting as placement agent (the “Placement Agent”) for the Securities being offered hereby and will be compensated by the Company for acting in such capacity. Each Purchaser further acknowledges that the Placement Agent has acted solely as placement agent for the Company in connection with the offering of the Securities by the Company, that if the Placement Agent provided any information and data to such Purchaser in connection with the transactions contemplated hereby, that such information and data have not been subjected to independent verification by the Placement Agent, and that the Placement Agent makes no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material. Each Purchaser further acknowledges that in making its decision to enter into this Agreement and purchase the Securities it has relied on its own examination of the Company and the terms of, and consequences, of holding the Securities. Each Purchaser further acknowledges that the provisions of this Section 4.9 are also for the benefit of, and may also be enforced by, the Placement Agent.

4.10  Information. Each Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Securities, if any, that have been requested by the Purchaser or its advisors, if any. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser acknowledges and understands that its investment in the Securities involves a significant degree of risk, including the risks reflected in the SEC Documents.

4.11  No Public Offering. Such Purchaser has not received any information relating to the Securities or the Company, and is not purchasing the Securities as a result of, any form of general solicitation or general advertising, including but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or pursuant to any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

4.12  Short Positions. Such Purchaser will not use any of the Securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws.

5.  Conditions Precedent.

5.1  Conditions to the Obligation of the Purchasers to Consummate the Closing. The obligation of each Purchaser to consummate the Closing and to purchase and pay for the Securities being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

(a)  The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Purchaser that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.1(a)).

(b)  The Registration Rights Agreement shall have been executed and delivered by the Company.

(c)  The Company shall not have suffered any Material Adverse Effect prior to the Closing Date; and the Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(d)  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(e)  The purchase of and payment for the Securities by the Purchasers shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

(f)  The Company shall have obtained and delivered to the Purchasers the Lock-up Agreements referred to in Section 3.26 hereof.

(g)  The Company shall have received executed copies of this Agreement from Purchasers with respect to the purchase of Securities hereunder for an aggregate purchase price of at least eight million dollars ($8,000,000).

(h)  The Secretary or other officer of the Company shall have delivered to the Purchasers a certificate certifying the Restated Articles, the Bylaws and resolutions of the Company’s Board of Directors approving the Operative Agreements and the transactions contemplated thereby.

(i)  The Company shall have delivered to the Purchasers an irrevocable letter of instruction to Mellon Investor Services, LLC, as the Company’s transfer agent, to issue certificates in the amounts and to the Purchasers listed on Exhibit A hereto.

(j)  All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to such Purchaser, the Purchasers shall have received an opinion of legal counsel to the Company substantially in the form of Exhibit C attached hereto, and such Purchaser shall have received such certificates of the Company’s officers as such Purchaser may have reasonably requested in connection with such transactions.

5.2  Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue and sell to each of the Purchasers the Securities to be purchased by it at the Closing is subject to the satisfaction of the following conditions precedent:

(a)  The representations and warranties contained herein of such Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of each Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.2(a)).

(b)  The Registration Rights Agreement shall have been executed and delivered by each Purchaser.

(c)  Each Purchasers shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Purchasers on or prior to the Closing Date.

(d)  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(e)  The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

(f)  Each of the Purchasers shall have executed and delivered to the Company an Investor Questionnaire, in the form attached hereto as Appendix I, pursuant to which each such Purchaser shall provide information necessary to confirm each such Purchaser’s status as an “accredited investor” (as such term is defined in Rule 501 promulgated under the Securities Act) and to enable the Company to comply with the Registration Rights Agreement.

(g)  Each of the other Purchasers shall have purchased, in accordance with this Agreement, the number of shares of Common Stock set forth opposite its name under the heading “Number of Shares to be Purchased” and the number of Warrants set forth opposite its name on Exhibit A.

(h)  All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

6.  Transfer, Legends.

6.1  Securities Law Transfer Restrictions.

(a)  Each Purchaser understands that, except as provided in the Registration Rights Agreement, the Securities have not been registered under the Securities Act or any state securities laws, and each Purchaser agrees that it will not sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”), the Securities unless (a) the resale of the Securities is registered under the Securities Act, or (b) such Purchaser shall have delivered to the Company an opinion of counsel in form, substance and scope reasonably acceptable to the Company, to the effect that registration is not required under the Securities Act or any applicable state securities law due to the applicability of an exemption therefrom; provided that no such opinion of counsel shall be required in connection with a sale of the Securities pursuant to Rule 144 under the Securities Act. In that connection, such Purchaser is aware of Rule 144 under the Securities Act and the restrictions imposed thereby. Such Purchaser acknowledges and agrees that no sales of the Securities may be made under the registration statement filed by the Company pursuant to the Registration Rights Agreement (the “Registration Statement”) and that the Securities are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Securities is accompanied by a separate Purchaser’s Certificate of Subsequent Sale: (i) in the form of Exhibit D hereto; (ii) executed by an officer of, or other authorized person designated by, the Purchaser; and (iii) to the effect that (A) the shares have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or blue sky laws, and (B) the requirement of delivering a current prospectus has been satisfied.

(b)  Each Purchaser acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of Securities, in any jurisdiction outside of the United States where action for that purpose is required. Each Purchaser outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agent is not authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the Securities.

(c)  Each Purchaser hereby covenants with the Company not to make any sale of the Securities without complying with the provisions of the Operative Agreements and such Purchaser acknowledges that the certificates evidencing the Shares and each Warrant will be imprinted with a legend that prohibits their transference except in accordance therewith.

6.2  Legends.

(a)  Each certificate requesting any of the Shares and each Warrant shall be endorsed with the legends set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT.”

(b)  After the earlier of (i) the effectiveness of the Registration Statement and receipt by the Company of a Purchaser’s written confirmation that such Securities will not be disposed of except in compliance with the prospectus delivery requirements of the Securities Act or (ii) Rule 144 under the Securities Act becoming available to a Purchaser, the Company shall, upon such Purchaser’s written request, promptly cause certificates evidencing the Purchaser’s Shares or the Warrant to be replaced with certificates, or a Warrant, as the case may be, that do not bear such restrictive legends. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates or Warrants are not delivered to a Purchaser within three (3) business days following submission by that Purchaser of legended certificate(s) or Warrants to the Company’s transfer agent together with a representation letter in customary form, the Company shall be liable to the Purchaser for liquidated damages in an amount equal to 1.5% of the aggregate purchase price of the Shares evidenced by such certificate(s) or Warrant for each thirty (30) day period or portion thereof (on a pro rata basis following the first such thirty (30) day period) beyond such three (3) business day period that the unlegended certificates have not been so delivered. The Company’s obligation to issue unlegended certificates or Warrants pursuant to this Section 6.2(b) shall be excused if (i) the SEC promulgates any rule or interpretation expressly prohibiting removal of legends in such circumstances, (ii) the SEC or other regulatory authority instructs the Company or its transfer agent not to remove such legends or (iii) the SEC makes it a condition to the effectiveness of the Registration Statement to that the Company continue to keep such legends in place.

(c)  Notwithstanding the removal of legends as provided in Section 6.2(b), until a Purchaser’s Shares are sold pursuant to the Registration Statement or Rule 144 becomes available to the Purchaser, the Purchaser shall continue to hold such shares in the form of a definitive stock certificate and shall not hold the shares in street name or in book-entry form with a securities depository.

7.  Termination; Liabilities Consequent Thereon. This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

(a)  by each Purchaser, upon notice to the Company if the conditions set forth in Section 5.1 shall not have been satisfied on or prior to January 11, 2007; or

(b)  by the Company, upon notice to the Purchasers if the conditions set forth in Section 5.2 shall not have been satisfied on or prior to January 11, 2007; or

(c)  at any time by mutual agreement of the Company and the Purchasers; or

(d)  by the Purchasers, if there has been any breach of any representation or warranty or any material breach of any covenant of the Company contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by each Purchaser that, in the case of any representation or warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7(d) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by the Company); or

(e)  by the Company, if there has been any breach of any representation, warranty or any material breach of any covenant of any Purchaser contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7(e) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by such Purchaser).

Any termination pursuant to this Section 7 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

8.  Agreements of the Company. The Company agrees not to, for a period commencing on the date of this Agreement and ending on the sixtieth (60th) day after the Effective Date of the S-3, without the prior written consent of the Supermajority Purchasers, offer, sell or otherwise dispose of any Covered Securities, other than the sale of Securities hereunder; provided that nothing in this Agreement shall prevent the Company’s issuance of (i) equity securities under the Company’s currently authorized equity incentive plans, or upon exercise of outstanding equity awards granted pursuant to such plans, (ii) securities issued or sold in connection with any corporate strategic development or similar transaction (including, but not limited to, joint venture, technology licensing or development activities) or (iii) any merger or acquisition transaction approved by the Company’s Board of Directors.

9.  Miscellaneous Provisions.

9.1  Public Statements or Releases. The Company shall, by 8:30 a.m. Eastern time on the business day following the date of this Agreement, file a Current Report on Form 8-K, disclosing the transactions contemplated hereby and make such other filings and notices in the manner and time required by the SEC. Prior to the issuance by the Company of a press release announcing the transaction contemplated by this Agreement, no Purchaser shall make, issue, or release any announcement, whether to the public generally, or to any of its suppliers or customers, with respect to this Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the Company. As of the time of the issuance of the press release, no Purchaser shall be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents, that is not disclosed in the press release. Except as expressly provided in the foregoing sentence, the Company shall not, and shall cause its officers, directors, employees and agents, not to, provide any Purchaser with any material, nonpublic information regarding the Company from and after the filing of the press release without the express written consent of such Purchaser.

9.2  Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

9.3  Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

9.4  Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

9.5  Notices. Any notice required or permitted by this Agreement shall be in writing and shall be sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or three (3) business days after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below:

(a)  All correspondence to the Company shall be addressed as follows:

1100 Olive Way Suite 100
Seattle, WA 98101
Attention:  H. Stewart Parker
CEO & President
Facsimile:  (206) 623-7064

with a copy to:

Orrick, Herrington & Sutcliffe LLP
719 Second Avenue, Suite 900
Seattle, WA 98104
Attention:  Stephen M. Graham
Facsimile: (206) 839-4301

(b)  All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth in Exhibit A.

(c)  Any entity may change the address to which correspondence to it is to be addressed by written notification as provided for herein.

9.6  Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

9.7  Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

9.8  Governing Law. This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of New York and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

9.9  Amendments. This Agreement may not be amended or modified except pursuant to an instrument in writing signed by the Company and the Supermajority Purchasers.

9.10  Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

9.11  Expenses. Each party will bear its own costs and expenses in connection with this Agreement.

9.12  Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. No party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.

9.13  Survival. The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of two years, without regard to any investigation made by any party.

9.14  Counterpart. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

9.15  Entire Agreement. This Agreement and the Registration Rights Agreement constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Supermajority Purchasers.

9.16  Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Operative Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Operative Agreement. Nothing contained herein or in any other Operative Agreement, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Operative Agreements and the Company acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Operative Agreements. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Operative Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the day and year first above written.

TARGETED GENETICS CORPORATION

By:	/s/ H. Stewart Parker
Name: H. Stewart Parker Title: Chief Executive Officer & President

THE PURCHASER’S SIGNATURE TO THE INVESTOR QUESTIONNAIRE DATED OF EVEN DATE HEREWITH SHALL CONSTITUTE THE PURCHASER’S SIGNATURE TO THIS SECURITIES PURCHASE AGREEMENT.

Exhibit A

SCHEDULE OF PURCHASERS

Purchaser Name and Address	Number of Shares to be Purchased	Number of Warrants to be Purchased	Aggregate Purchase Price

SRB Greenway Capital, L.P. Attn: Steve Becker 300 Crescent Court, Suite 1111 Dallas, TX 75201	63,000	22,050	$252,000

SRB Greenway Capital, Q.P., L.P. Attn: Steve Becker 300 Crescent Court, Suite 1111 Dallas, TX 75201	616,000	215,600	$2,464,000

SRB Greenway Capital International Attn: Steve Becker 300 Crescent Court, Suite 1 l 1 l Dallas, TX 75201	21,000	7,350	$84,000

Millennium Partners, L.P. c/o Millennium Management, L.L.C. 666 Fifth Avenue, 8th Floor New York, NY 10103 Attention: Terry Feeney Fax: (212) 841-4141	250,000	87,500	$1,000,000

Pacific Growth Equity Management, LLC One Bush Street, Suite 1700 San Francisco, CA 94104 Attn: Howard Bernstein	80,000	28,000	$320,000

Special Situations Fund III, Q.P., L.P. Attn: Austin Marxe 527 Madison Avenue Suite 2600 New York, NY 10022	525,000	183,750	$2,100,000

Special Situations Life Sciences Fund, L.P. Attn: Austin Marxe 527 Madison Avenue Suite 2600 New York, NY 10022	375,000	131,250	$1,500,000

Tang Capital Partners, L.P. Attn: Kevin Tang 4401 Eastgate Mall San Diego, CA 92121	250,000	87,500	$1,000,000

Exhibit B

FORM OF WARRANT

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT.

WARRANT NO. ______	NUMBER OF SHARES: ___________
DATE OF ISSUANCE: January 11, 2007	(subject to adjustment)

WARRANT TO PURCHASE SHARES
OF COMMON STOCK OF

TARGETED GENETICS CORPORATION

This Warrant is issued to [_____________], or its registered assigns (the “Purchaser”), pursuant to that certain Securities Purchase Agreement, dated as of January 8, 2007, among Targeted Genetics Corporation (the “Company”), the Purchaser and certain other purchasers thereunder (the “Purchase Agreement”) and is subject to the terms and conditions of the Purchase Agreement.

1.  EXERCISE OF WARRANT.

(a)  Method of Exercise. Subject to the terms and conditions herein set forth, upon surrender of this Warrant at the principal office of the Company and upon payment of the Warrant Price (as defined below) by wire transfer to the Company or cashier’s check drawn on a United States bank made to the order of the Company, or exercise of the right to credit the Warrant Price against the fair market value of the Warrant Stock (as defined below) at the time of exercise (the “Net Exercise Right”) pursuant to Section 1(b), Purchaser is entitled to purchase from the Company, at any time after the date that is six (6) months after the date of issuance of this Warrant and on or before the date that is five (5) years from the Date of Issuance set forth above (the “Expiration Date”), up to [______] shares (as adjusted from time to time pursuant to the provisions of this Warrant) of Common Stock of the Company (the “Warrant Stock”), at a purchase price of $5.41 per share (the “Warrant Price”).

(b)  Net Exercise Right. If the Company shall receive written notice from the holder of this Warrant at the time of exercise of this Warrant that the holder elects to exercise the Net Exercise Right, the Company shall deliver to such holder (without payment by the Purchaser of any exercise price in cash) that number of fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) equal to the quotient obtained by dividing (y) the value of this Warrant (or the specified portion thereof) on the date of exercise, which value shall be determined by subtracting (1) the aggregate Warrant Price of the Warrant Stock (or the specified portion thereof) immediately prior to the exercise of this Warrant from (2) the Aggregate Fair Market Value (as defined below) of the Warrant Stock (or the specified portion thereof) issuable upon exercise of this Warrant (or specified portion thereof) on the date of exercise by (z) the Fair Market Value (as defined below) of one share of Common Stock on the date of exercise. The “Fair Market Value” of a share of Common Stock shall mean the last reported sale price and, if there are no sales, the last reported bid price, of the Common Stock on the business day prior to the date of exercise as reported by the NASDAQ Global Market or such other principal exchange or quotation system on which the Common Stock is then traded or, if the Common Stock is not publicly traded, the price determined in good faith by the Company’s Board of Directors. The “Aggregate Fair Market Value” of the Warrant Stock shall be determined by multiplying the number of shares of Warrant Stock by the Fair Market Value of one share of Warrant Stock.

2.  CERTAIN ADJUSTMENTS.

(a)  Mergers or Consolidations. If at any time after the date hereof there shall be a capital reorganization (other than a combination or subdivision of Warrant Stock otherwise provided for herein) (a “Reorganization”), or a merger or consolidation of the Company with another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of the Company) (a “Merger”), then, as a part of such Reorganization or Merger, lawful provision shall be made so that the Purchaser shall thereafter be entitled to receive upon exercise of this Warrant, and upon payment of the Warrant Price, the number of shares of stock or other securities, cash or property of the Company or the successor corporation resulting from such Reorganization or Merger, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such Reorganization or Merger if this Warrant had been exercised immediately before that Reorganization or Merger. At the effective time of any such Reorganization or Merger, this Warrant (and the right to purchase securities upon exercise hereof) will terminate.

(b)  Splits and Subdivisions; Dividends. In the event the Company should at any time, or from time to time, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Warrant Price shall be appropriately decreased and the number of shares of Warrant Stock shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares.

(c)  Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share Warrant Price shall be appropriately increased and the number of shares of Warrant Stock shall be appropriately decreased in proportion to such decrease in outstanding shares.

(d)  Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends paid out of net profits) or options or rights not referred to in Section 2(b), then, in each such case for the purpose of this Section 2(d), upon exercise of this Warrant the holder hereof shall be entitled to a proportionate share of any such distribution as though such holder was the holder of the number of shares of Common Stock into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

3.  NO FRACTIONAL SHARES. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one share of Warrant Stock.

4.  NO STOCKHOLDER RIGHTS. Until the exercise of this Warrant or any portion of this Warrant, the Purchaser shall not have nor exercise any rights by virtue hereof as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company).

5.  RESERVATION OF STOCK. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock (or other securities, if applicable) to provide for the issuance of Warrant Stock (or other securities) upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Stock upon the exercise of this Warrant.

6.  MECHANICS OF EXERCISE. This Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant and the Notice of Exercise attached hereto as Exhibit A duly completed and executed on behalf of the holder hereof, at the principal office of the Company together with payment in full of the Warrant Price then in effect (or an election in the Notice of Exercise to net exercise) with respect to the number of shares of Warrant Stock as to which the Warrant is being exercised. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. Within three (3) days after such date, the Company at its expense shall cause to be issued and delivered to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The shares of Warrant Stock issuable upon exercise hereof shall, upon their issuance, be validly issued, fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issue thereof. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

7.  CERTIFICATE OF ADJUSTMENT. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall, at its expense, promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based.

8.  REPRESENTATIONS OF PURCHASER. As of the date hereof, the Purchaser hereby confirms the representations and warranties made by the Purchaser in Section 4 of the Purchase Agreement.

9.  TRANSFER RESTRICTIONS.

(a)  Unregistered Security. The holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws (collectively, the “Acts”), and agrees not to sell, encumber or otherwise transfer this Warrant or any Warrant Stock issued upon its exercise unless (i) there is an effective registration statement under the Acts covering the transaction, (ii) the Company receives an opinion of counsel satisfactory to the Company that such registration is not required under the Acts; provided that no such opinion of counsel shall be required in connection with a sale of the Securities pursuant to Rule 144 under the Securities Act, or (iii) the Company otherwise satisfies itself that registration is not required under the Acts. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b)  No Transfer. This Warrant is not transferable without the Company’s prior written consent; provided, however, such consent shall not be required in connection with the transfer by the Purchaser of such Warrant (but only with all related obligations) without consideration to a Qualifying Holder (as such term is defined in the Registration Rights Agreement between the Company and the Purchaser entered into in connection with the Purchase Agreement dated as of even date herewith), provided that (i) written notice (in the form of Exhibit B as attached hereto) is provided to the Company at least five (5) business days prior to any such transfer, (ii) the transferee is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and (iii) the transferee agrees in writing to be bound by all of the provisions of this Warrant.

10.  NOTICES OF RECORD DATE. In the event of:

(a)  any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(b)  any Reorganization or Merger; or

(c)  any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Purchaser (or a permitted transferee pursuant to Section 9(b) above) a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such Reorganization, Merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Reorganization, Merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) business days prior to the date therein specified.

11.  REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft, destruction or mutilation of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

12.  NO IMPAIRMENT. Except to the extent as may be waived by the holder of this Warrant, the Company will not, by amendment of its charter or through a Reorganization, Merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

13.  SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal U.S. holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal U.S. holiday.

14.  MISCELLANEOUS. This Warrant shall be governed by the laws of the State of New York. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the Purchaser. All notices and other communications from the Company to the Purchaser shall be sufficient if in writing and delivered (i) personally, (ii) by facsimile transmission (receipt verified), (iii) by registered or certified mail (return receipt requested), postage prepaid, or (iv) sent by express courier service (receipt verified), to the address furnished to the Company in writing by the Purchaser. All such notices and communications to the Company shall be effective if delivered (i) personally, (ii) by facsimile transmission (receipt verified), (iii) by registered or certified mail (return receipt requested), postage prepaid, or (iv) sent by express courier service (receipt verified), at 1100 Olive Way Suite 100, Seattle, WA 98101, H. Stewart Parker, CEO & President, fax: (206) 623-7064, with a copy to Orrick, Herrington & Sutcliffe LLP, 719 Second Avenue, Suite 900, Seattle, WA 98104, Stephen M. Graham, Esq. fax: (206) 839-4301. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

[Signature Page Follows]

IN WITNESS WHEREOF, this Common Stock Purchase Warrant is issued effective as of the Date of Issuance first set forth above.

TARGETED GENETICS CORPORATION

By:
Name: H. Stewart Parker
Title: Chief Executive Officer & President

EXHIBIT A

NOTICE OF INTENT TO EXERCISE
(To be signed only upon exercise of Warrant)

To: Targeted Genetics Corporation

The undersigned, the Purchaser of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______________ (________) shares of Common Stock of Targeted Genetics Corporation and (choose one)

__________ herewith makes payment of __________________ Dollars ($_________) thereof

or

__________ exercises the Net Exercise Right pursuant to Section 1(b) thereof and requests that the certificates for such shares be issued in the name of, and delivered to ___________________________, whose address is ____________________________________________________________________________________________________.

DATED: ______________________

(Signature must conform in all respects to name of the Purchaser as specified on the face of the Warrant) ___________________________________ ___________________________________ (Address)

EXHIBIT B

NOTICE OF ASSIGNMENT FORM

FOR VALUE RECEIVED, ______________________ (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of Targeted Genetics Corporation (the “Company”) covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that (i) such Assignee is a Qualifying Holder (as such term is defined in the Registration Rights Agreement between the Company and the Purchaser entered into in connection with the Purchase Agreement dated as of even date herewith) of the Assignor and (ii) the transfer is otherwise in compliance with Section 9(b) of the Warrant:

NAME OF ASSIGNEE	ADDRESS/FAX NUMBER

Dated: ______________________________	Signature: ______________________________ Witness: ______________________________

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is a Qualifying Holder and an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof.

Signature: ______________________________ By: ____________________________________ Its: ____________________________________ Address: ________________________________

Exhibit C

LEGAL OPINION

1. The Company is a corporation duly incorporated, validly existing under the laws of the State of Washington and has all corporate power and authority necessary to own and lease its properties and to conduct its business as described in the SEC Documents, except as would not have a material adverse effect upon the Company taken as a whole.

2. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Agreements. The Company has taken all necessary corporate action to authorize its execution, delivery and performance of each of the Operative Agreements.

3. Each of the Operative Agreements has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms except as limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors; (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (c) the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; or (d) the discretion of the court before which any proceeding therefor may be brought, and except as the right to indemnification or contribution set forth in the Operative Agreements may be limited by public policy or applicable securities laws.

4. The issuance and sale of the Shares and Warrants by the Company pursuant to the terms of the Purchase Agreement on the date hereof, and the reservation and issuance of the Underlying Shares, have been duly approved by the date hereof, and the reservation and issuance of the Underlying Shares, have been duly approved by the Board of Directors of the Company. When issued and delivered in accordance with the terms of the Purchase Agreement, the Shares will be validly issued, full paid and nonassessable. The Underlying Shares, when issued in accordance with the terms of the respective Warrants, will be validly issued, fully paid and nonassessable.

5. The execution, deliver and performance of the Operative Agreements do not, and the issuance and sale of the Shares and Warrants on the date hereof as contemplated by the Purchase Agreement will not, (a) conflict with or violate the Company’s Amended and Restated Articles of Incorporation, or its Amended and Restated Bylaws, (b) conflict with or violated any judgment, order or decree of any court or governmental authority of which we have knowledge applicable to the Company or any of its properties, (c) result in a material violation, or conflict with, any statute, rule or regulation known to us to be applicable to the Company or its properties or (d) result in a material default by the Company under any of the contracts or agreements filed as exhibits to the SEC Documents.

6. No consent, approval or authorization of or designation, declaration or filing with, any federal or state governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of the Operative Agreements, or the offer, sale or issuance of the Shares or the Warrants, other than (a) such as have been made or obtained; (b) compliance with the Blue Sky laws or federal securities laws applicable to the offering of the Shares, the Warrants and the Underlying Shares; and (c) the filing of a registration statement in accordance with the requirements of the Registration Rights Agreement.

7. Assuming (i) the accuracy and completeness of the representations and warranties of each of the Investors set forth in the Purchase Agreement and (ii) that neither the Company nor any other person (including, without limitation, any placement agent for the transactions contemplated by the Purchase Agreement) has engaged in any activity that would be deemed a “general solicitation” under the provisions of Regulation D under the Securities Act, the offer, issuance and sale of the Securities being purchased by the Purchasers at the Closing on the terms and conditions contemplated by the Purchase Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

Exhibit D

PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE

Attention:	Targeted Genetics Corporation Chief Financial Officer

The undersigned, [an officer of, or other person duly authorized by] ___________________________________________________________ [fill in official name of individual or institution] hereby certifies that he/she [said institution] is the Purchaser of the Securities evidenced by the attached certificate, and as such, sold such shares on _____________________ in accordance with the Registration Statement number ________________________ [fill in the number of or otherwise identify Registration Statement] and the requirement of delivering or deemed delivery of a current prospectus forming a part of such Registration Statement has been complied with in connection with such sale.

Print or Type:

Name of Purchaser (Individual or Institution):

Name of Individual Representing Purchaser (if an institution):

Title of Individual Representing Purchaser (if an institution):

Signature by:

Individual Purchaser or Individual Representing Purchaser:

Schedule I

SCHEDULE OF LOCK-UP AGREEMENTS

1. H. Stewart Parker

2. David J. Poston

3. Barrie J. Carter, Ph.D.

Appendix I

FORM OF INVESTOR QUESTIONNAIRE

INVESTOR QUESTIONNAIRE

INSTRUCTIONS

The purpose of this Questionnaire is to determine whether you meet the investor suitability standards imposed by Regulation D promulgated under the Securities Act of 1933, as amended the (“Act”), and generally to assist Targeted Genetics Corporation, a Washington corporation, (the “Company”) in complying with the requirements of the Act and any applicable state securities laws. The securities being offered have not been, and will not be, except pursuant to the Registration Rights Agreement, registered under the Act and are being sold in reliance upon an exemption from the registration requirements of the Act and exemptions from applicable state securities laws. The information furnished herein will be relied upon in connection with the offering and sale of securities in compliance with the aforesaid exemption. This Questionnaire will also be used by the Company to prepare a registration statement registering the securities being offered for resale. The information contained in this Questionnaire about you may be included in the registration statement and will be relied upon by the Company in preparing the registration statement and filing the registration statement with the Securities and Exchange Commission.

Please direct any questions regarding this Questionnaire to Lewis S. Malakoff at Orrick, Herrington & Sutcliffe LLP, the Company’s counsel, telephone: (206) 839-4340.

All information supplied will be treated in confidence, except that this Questionnaire may be provided to such parties as deemed appropriate or necessary to establish the availability of an exemption from registration under the Act and under state securities laws.

Please complete, sign and date this questionnaire and return it to the attention of:

A pre-paid Federal Express envelope has been enclosed for your convenience.

PLEASE ANSWER EACH QUESTION. (Please print or type.) If the answer to any question is “None” or “Not Applicable,” please so state.

Name of Investor:
Citizenship:
Residence or Business Address:
Social Security Number or Tax identification Number:
Occupation or Business:
Telephone Number:
Fax Number:

1.	Individuals please respond to the following questions by placing an “X” next to the appropriate answer.

(a)
Did your individual income (without regard to that of your spouse) exceed $200,000 in each of the last two full calendar years, and do you reasonably expect such individual income to exceed $200,000 in the current year? For the purpose of this question, income includes earned income, as well as other items of ordinary income, such as dividends, interest, and royalties, but excludes capital gains.

Yes ☐  No ☐

(b)
Did your joint income with your spouse exceed $300,000 in each of the last two full calendar years, and do you reasonably expect such joint income to exceed $300,000 in the current year? For the purpose of this question, income includes earned income, as well as other items of ordinary income, such as dividends, interest, and royalties, but excludes capital gains.

Yes ☐  No ☐

(c)	Does your net worth or joint net worth with that of your spouse exceed $1,000,000?

Yes ☐  No ☐

(d)	Are you a broker dealer, registered pursuant to Section 15 of the Securities Exchange Act of 1934?

Yes ☐  No ☐

(e)	Set forth in the space provided below the state(s), if any, in the United States in which you maintained your residence during the past two years and the dates during which you resided in each state:

(f)	Are you a director or executive officer of the Company?

Yes ☐  No ☐

2.	Corporations, partnerships, limited liability companies and investors other than individuals, please answer the following questions:

(a)	Under the laws of what jurisdiction were you formed?______________________________________________________

(b)	Were you formed for the purpose of investing in the securities being offered?

Yes ☐  No ☐

(c)	Are you a national bank or a banking institution organized under the laws of any state or any territory of the United States or the District of Columbia?

Yes ☐  No ☐

(d)
Are you a savings and loan association, building and loan association, cooperative bank, homestead association, or similar institution, which is supervised and examined by any state or federal authority having supervision over such institution?

Yes ☐  No ☐

(e)	Are you a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934?

Yes ☐  No ☐

(f)
Are you a company (i) whose primary and predominant business is the writing of insurance or the reinsuring of risks underwritten by insurance companies and who is subject to the supervision by a regulatory agency under the laws of any state or territory, or (ii) registered as an investment company under the Investment Company Act of 1940, or (iii) a Small Business Investment Company licensed by the U.S. Small Business Administration?

Yes ☐  No ☐

(g)	Are you a private business development company within the meaning of the Investment Advisers Act of 1940?

Yes ☐  No ☐

(h)	Are you an employee benefit plan under the Employee Retirement Income Security Act of 1974 (a “Plan”) with assets in excess of $5,000,000?

Yes ☐  No ☐

If you are such a Plan, but if the Plan’s total assets do not exceed $5,000,000, are investment decisions for the Plan made by a bank, savings and loan association, insurance company or registered investment adviser acting as fiduciary?

Yes ☐  No ☐

If Yes, please specify the name of the fiduciary: __________________________________________________

If you are a self-directed Plan, but if the Plan’s total assets do not exceed $5,000,000, are investment decisions made solely by persons or entities that are accredited investors, (i.e., can answer yes to one or more of the questions under paragraphs (a) - (d) of Item 1, or (c) - (k) under this Item 2)?

Yes ☐  No ☐

If Yes, please specify the applicable Item and Paragraph: __________________________________________________

(i)
Are you (A)(i) a tax exempt organization which is qualified under Section 501(c)(3) of the Internal Revenue Code of 1986 as amended, or (ii) a corporation, or (iii) a Massachusetts or similar business trust, or (iv) partnership, not formed for the specific purpose of acquiring the securities offered, and (B) which has assets in excess of $5,000,000?

Yes ☐  No ☐

(j)
Are you a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment?

Yes ☐  No ☐

If yes, please attach a memorandum describing such person’s educational background, professional memberships or licenses, current employment, principal business and professional activities during the last five years, and experience as an investor in securities. Include any additional information evidencing that such person has sufficient knowledge and experience in financial matters that such person would be capable of evaluating the merits and risks of investing in the securities being offered.

(k)
Are you an entity in which all of the equity owners are persons who are either (i) entities described in paragraphs (c) through (j) above; (ii) individuals whose net worth, or joint net worth with their spouses, exceeds $1,000,000; (iii) individuals whose income without regard to that of their spouses exceeded $200,000 or whose joint income with their spouses exceeded $300,000, in each of the last two years and who reasonably expect such individual income to exceed $200,000 or such joint income to exceed $300,000 this year; or (iv) individuals who are broker dealers registered pursuant to Section 15 of the Securities Exchange Act of 1934?

Yes ☐  No ☐

If an equity owner is an entity described in paragraphs (h) or (j) under this item 2, please provide the information required by such paragraph.

(l)
Set forth in the space provided below the (i) the state(s), if any, in the United States in which you maintained your principal office during the past two years and the dates during which you maintained your office in each state, (ii) the state(s), if any, in which you are incorporated or otherwise organized, and (iii) the state(s), if any, in which you pay income taxes:

3.	All investors please respond to the following questions:

(a)	Are you the beneficial owner of any other securities of the Company?

Yes ☐  No ☐

If Yes, please describe the nature and amount of such ownership:

(b)	Have you held any position or office, or had any other material relationship in the past three years with the Company or any of its predecessors or affiliates?

Yes ☐  No ☐

If Yes, please describe the nature of such relationship:

(c)	Have you made or are you aware of any arrangements relating to the distribution of the shares?

Yes ☐  No ☐

If Yes, please describe such arrangement:

The undersigned hereby represents that all the information supplied herein is true, correct and complete as of the date hereof. The undersigned agrees to notify the Company promptly of any material change in the foregoing answers.

The undersigned understands and acknowledges that the undersigned’s signature to this Investor Questionnaire shall constitute the undersigned’s signature page to the Securities Purchase Agreement and the Registration Rights Agreements, each dated as of January 8, 2007, and if accepted by the Company, will constitute a legally binding obligation of the undersigned; provided, however, if the Company does not accept the following signature page, the following signature page shall be void.

The undersigned Purchaser hereby executes the Investor Questionnaire, Securities Purchase Agreement and the Registration Rights Agreement with Targeted Genetics Corporation, a Washington corporation (the “Company”) and hereby authorizes this signature page to be attached to a counterpart of such documents executed by a duly authorized officer of the Company.

Number of Shares	_____________________________________________
to be Purchased:________________________________	Name of Purchaser
(PLEASE TYPE OR PRINT)

U.S. Taxpayer ID No., if any:

_____________________________________________	By:_____________________________________________
Name (print):_____________________________________
Title:____________________________________________
Address: ________________________________________
________________________________________________

Please set out below your registration requirements. If shares are to be registered in the name of more than one entity, provide the information requested below for each entity. (Please use multiple pages, one for each entity.)

Name in which Securities
are to be registered:____________________________________________________________

Number of Shares to
be purchased:_________________________________________________________________

Number of Warrants to
be purchased:_________________________________________________________________

Address of registered holder
(if different from above):________________________________________________________

________________________________________________________

Number of Shares of the Company’s
Common Stock currently held by the above named entity:____________________________

Contact name and telephone
number regarding settlement
and registration: _______________________________________________________________
Name
_______________________________________________________________
Telephone Number

Certificate Delivery Instructions

Exact address Certificates and Warrants are to be physically delivered to:

__________________________________________________
__________________________________________________
__________________________________________________
__________________________________________________

Contact at delivery address: _________________________________________________
Phone: __________________________